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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): December 21, 2005

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                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)


        Pennsylvania                 1-11152                     23-1882087
(State or other jurisdiction       (Commission                 (IRS Employer
       of incorporation)           File Number)              Identification No.)




 781 Third Avenue, King of Prussia, PA                      19406-1409
(Address of Principal Executive Offices)                    (Zip Code)


        Registrant's telephone number, including area code: 610-878-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 8.01.      Other Events.

     On December 21, 2005, the Compensation Committee of the Board of Directors of InterDigital Communications Corporation (the Company) approved the acceleration of vesting of all stock options which are scheduled to vest on or after January 1, 2006. As a result, options to purchase approximately 785,000 shares of the Company's common stock that would otherwise have vested at various times over the next six years have become fully vested. The Company expects to record a non-cash pre-tax charge of approximately $0.2 million in fourth quarter 2005 related to the acceleration. Approximately one-half of the options that were accelerated have strike prices below $17.66, the closing price per share of the Company's common stock on December 21, 2005.

     The acceleration eliminates future compensation expense the Company would otherwise recognize with respect to these options following the Company's adoption of FASB Statement No. 123(R), Share-Based Payment, on January 1, 2006. The acceleration will eliminate a non-cash charge of approximately $7 million that would have been recognized over the next six years. The Company will continue to recognize expense for its remaining equity-based incentive programs. Reporting officers, who hold less than 3% of the accelerated options, have agreed not to sell the shares related to the accelerated options until the original vesting date occurs.

     In April 2004, InterDigital realigned its equity compensation structure and substantially reduced the use of stock options as an incentive for a broad group of managers and executives, opting instead to adopt a new long term compensation program that includes a performance-based cash component and tenure-based restricted stock units (RSUs) as a form of equity compensation.


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                             INTERDIGITAL COMMUNICATIONS CORPORATION


                             By: /s/ Richard J. Fagan
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                                    Richard J. Fagan
                                    Chief Financial Officer


Dated: December 27, 2005